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                   INDEPENDENT AUDITORS' CONSENT                   EXHIBIT 23.1

We consent to the incorporation by reference in this Registration Statement of Regal Cinemas, Inc. on Form S-8 (No. 33-74634) of our report dated March 22, 1994 on the financial statements of Litchfield Theatres, Ltd. for the year ended December 31, 1993, which report is included in the Annual Report on Form 10-K of Regal Cinemas, Inc. for the year ended December 28, 1995.

/s/ Deloitte & Touche LLP

Columbia, South Carolina
July 1, 1996